UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2018

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ONE SOUTH OCEAN BOULEVARD, SUITE 301
BOCA RATON, FLORIDA 33432
 (Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ___

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

YES	NO

The information contained in the AmBase Corporation's ("AmBase" or the "Company") previously filed periodic reports is incorporated by reference herein and the defined terms set forth below have the same meaning as ascribed to them in the Company's previously filed reports. As previously disclosed in the Company's previously filed periodic reports, the Company has been involved in legal proceedings concerning the Company's equity investment in the 111 West 57th Property. See the Company's previously filed periodic reports for additional information with regard to background information regarding the Company's 111 West 57th Property equity investment in the 111 West 57th Property.

Item 2.01 COMPLETION OF DISPOSITION OF ASSETS

On January 26, 2018, AmBase's wholly owned subsidiary Maiden Lane Associates, Ltd. ("MLA") completed the previously announced sale of its 14,500 square foot office building at 100 Putnam Green, Greenwich, CT (the "Property") to Maria USA, Inc. an unaffiliated third party (the "Buyer"). The sale price was approximately $5,200,000, less normal real estate closing adjustments.  A gain from the sale will be reflected in the Company's financial statements for the quarterly period ending March 31, 2018. The Company will use the sale proceeds to repay the existing working capital loan plus accrued interest of approximately $2.6 million, to Mr. Richard A. Banco, the Company's Chairman, President and Chief Executive Officer. The remaining proceeds will be used for working capital.

Item 8.01 OTHER EVENTS

In April 2016, AmBase initiated a litigation in the New York State Supreme Court for New York County (the "NY Court"), Index No. 652301/2016, ("AmBase v. 111 West 57th Sponsor LLC, et al.") (the "111 West 57th Action").  The defendants in that litigation are 111 West 57th Sponsor LLC, 111 West 57th JDS LLC, PMG West 57th Street LLC, 111 West 57th Control LLC, 111 West 57th Developer LLC, Elliot Joseph, 111 West 57th KM Equity LLC, 111 West 57th KM Group LLC, Kevin Maloney, Matthew Phillips, Michael Stern, Ned White and Franklin R. Kaiman (collectively, "Defendants") and nominal defendant 111 West 57th Partners LLC.  AmBase alleges in that action, among other claims, that the Defendants engaged in an unlawful scheme to dilute AmBase's equity interest in the joint real estate venture 111 West 57th Partners, and to keep for themselves certain financing opportunities in breach of Defendants' contractual and fiduciary duties. The complaint also alleges that defendants have failed to honor the exercise of AmBase's contractual "equity put right" as set forth in the JV Agreement (the "Equity Put Right"). AmBase is seeking compensatory damages, as well as punitive damages, indemnification and equitable relief including a declaration of the parties' rights, an accounting and a constructive trust over distributions received by the Defendants.  The Company has also demanded from the Sponsors access to the books and records for the 111 West 57th Property which the Sponsors have refused, claiming they have provided all books and records as required. The Defendants filed motions to dismiss, and on January 12, 2018, the NY Court issued an opinion allowing some of AmBase's claims to go forward and dismissing others. Among other claims that the NY Court declined to dismiss was AmBase's claim that the Defendants violated the implied covenant of good faith and fair dealing by frustrating AmBase's Equity Put Right by declining to produce a timely budget. Claims that the NY Court dismissed included AmBase's claim that the Defendants breached their contract with AmBase by financing capital contributions for the project through funds obtained from third parties. On January 16, 2018, some of the Defendants wrote to the NY Court suggesting that the opinion contained certain clerical errors and was missing a page. On January 18, 2018, the NY Court removed its previous opinion from the docket and on January 29, 2018, posted a revised opinion. A discovery conference in this case is currently scheduled for February 27, 2018.

In July 2017, the Company initiated a second litigation in the NY Court, Index No. 655031/2017, (the "111 West 57th Spruce Action"). The defendants in the 111 West 57th Spruce action are 111 W57 Mezz Investor, LLC, Spruce Capital Partners LLC, 111 West 57th Sponsor LLC, Michael Z. Stern, and Kevin P. Maloney (collectively, "Defendants") and nominal defendants 111 West 57th Partners LLC and 111 West 57th Mezz 1 LLC. Spruce had given notice to the junior mezzanine borrower that it proposed to accept the pledged collateral (including the joint venture members' collective interest in the property) in full satisfaction of the joint venture's indebtedness under the Junior Mezzanine Loan (i.e., a "Strict Foreclosure").

On August 30, 2017, Spruce issued a Notice of Retention of Pledged Collateral in Full Satisfaction of Indebtedness. By purporting to accept the pledged collateral, pursuant to a Strict Foreclosure process, Spruce claims to have completed the retention of the collateral pledged by the junior mezzanine borrower, and therefore, the Company's interest in the 111 West 57th Street Property.  That investment represented substantially all of the Company's assets and net equity value.

The Company has an appeal pending on its challenge to the Strict Foreclosure, which has not yet been resolved. The Company moved for a stay or injunctive relief pending appeal, and that motion was denied by the appellate court on January 18, 2018.

With respect to its disputes and litigation relating to its interest in the 111 West 57th Property, the Company is continuing to pursue various legal courses of action, as well as considering other possible economic strategies, including the possible sale of the Company's interest in and/or rights with respect to the 111 West 57th Property. The Company is continuing to pursue other options to realize the Company's investment value and/or protect its legal rights.

The Company can give no assurances regarding the outcome of the matters described herein, including as to the effect of Spruce's actions described herein, whether the Sponsors will perform their contractual commitments to the Company under the JV Agreement, as to what further action, if any, the lenders may take with respect to the project, as to the ultimate resolution of the ongoing litigation proceedings relating to the Company's investment interest in the 111 West 57th Property, as to the ultimate effect of the Sponsors', the Company's or the lenders' actions on the project, or as to the completion or ultimate success of the project, or the value or ultimate realization of any portion of the Company's equity investment in the 111 West 57th Street Property.

While the Company's management is evaluating future courses of action to recover the value of the Company's equity investment, the adverse developments make it uncertain as to whether any such courses of action will be successful in recovering value for the Company. Any such efforts are likely to require sustained effort over a period of time, and require substantial additional financial resources. Inability to recover all or most of such value would in all likelihood have a material adverse effect on the Company's financial condition and future prospects.

Cautionary Statement for Forward-Looking Information

This Current Report or Form 8-K together with other statements and information publicly disseminated by the Company may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or make oral statements that constitute forward looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. The forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, projected ventures, anticipated market performance, anticipated litigation results or the timing of pending litigation, and similar matters. When used in this Annual Report, the words "estimates," "expects," "anticipates," "believes," "plans," "intends" and variations of such words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties.  The Company cautions readers that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements.  These risks and uncertainties, many of which are beyond the Company's control, include, but are not limited to those set forth in "Item 1A, Risk Factors" and elsewhere in this Annual Report and in the Company's other public filings with the Securities and Exchange Commission including, but not limited to: (i) transaction volume in the securities markets; (ii) the volatility of the securities markets; (iii) fluctuations in interest rates; (iv) risks inherent in the real estate business, including, but not limited to, insurance risks, tenant defaults, risks associated with real estate development activities, changes in occupancy rates or real estate values; (v) changes in regulatory requirements which could affect the cost of doing business; (vi) general economic conditions; (vii) risks with regard to whether or not the Company's current financial resources will be adequate to fund operations over the next twelve months from financial statement issuance date and/or continue operations; (viii) changes in the rate of inflation and the related impact on the securities markets; (ix) changes in federal and state tax laws; (x) assumptions regarding the outcome of legal and/or tax matters, based in whole or in part upon consultation with outside advisors, (xi) risks arising from unfavorable decisions in tax, legal and/or other proceedings, and (xii) risks with regard to the ability of the Company to continue as a going concern. These are not the only risks that we face. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position.

Undue reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof. The Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this report or to reflect the occurrence of unanticipated events. Accordingly, there is no assurance that the Company's expectations will be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: January 31, 2018